Exhibit 10.2

FEE SETTLEMENT AGREEMENT

This Agreement (this “Agreement”), is made and entered into as of April 25, 2024, by and between EUDA Health Holdings LTD., a British Virgin Islands company (the “Company”), and Loeb & Loeb LLP, a California limited liability partnership (“Loeb”).

WHEREAS, reference is made to that certain agreement, dated November 16, 2024 (the “Fee Agreement”) by and between 8i Acquisition 2 Corp. (“8i”) and Loeb. Capitalized terms used herein, but not otherwise ascribed, shall have the meanings set forth in the Fee Agreement;

WHEREAS, as a result of the Transaction, the Company assumed all of the obligations of 8i, including under the obligations Fee Agreement;

WHEREAS, at the Closing of the Transaction 8i was indebted to Loeb in the amount of $300,000 (the “New Fee”) and agreed to pay the New Fee by (i) issuing the Note in the amount of the New Fee to Loeb, which matured on November 16, 2023 (the “Maturity Date”), and (ii) issuing 60,000 restricted ordinary shares (the “Shares”) to Loeb at an assumed price of $5.00 per Share, which Shares were registered for resale on a registration statement on Form F-1 that was declared effective on September 21, 2023;

WHEREAS, the Company did not pay the Note by the Maturity Date and the Company would not authorize the issuance of a legal opinion (the “Legal Opinion”) to its transfer agent and registrar (the “Transfer Agent”) to allow Loeb to sell the Shares;

WHEREAS, the parties hereto have reached an agreement on the payment of the New Fee, which shall be paid pursuant to this Agreement;

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and by way of full and final settlement, the parties, intending to be legally bound hereby, agree as follows:

1. The parties to this Agreement have agreed that the New Fee shall be paid in cash installments to Loeb in the amount of: (i) $100,000 due on or prior to April 30, 2024; (ii) $100,000 due on or prior to May 31, 2024; and (iii) $100,000 due on or prior to June 30, 2024. The Company has also agreed that Loeb may retain the Shares and that the sale of the Shares by Loeb will not be used to satisfy any payment of the New Fee.

2. The Company hereby authorizes Loeb, to deliver the Legal Opinion to the Transfer Agent, which Legal Opinion shall provide that the legend may be removed only from the 60,000 Shares held by Loeb, and that the transfer, disposition or sale of the Shares does not require registration under the Securities Act.. Loeb hereby agrees that the Shares may only be disposed of in compliance with U.S. state and U.S. federal securities laws.

3. Effect on Engagement Letter. Except as expressly set forth above and for the arbitration and costs provision set forth in the Engagement Letter, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to Loeb under the Engagement Letter.

4. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Loeb.

5. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as follows:

To the Company, to:

EUDA Health Holdings Ltd.

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

Attn: Kelvin Chen

E-mail: Kelvin@Euda.com

To Loeb, at:

Loeb & Loeb, LLP

345 Park Avenue, 19th Street

NY, NY 10154

Attn: Mitchell S. Nussbaum, Esq

Tahra T. Wright, Esq.

E-mail: mnussbaum@loeb.com

twright@loeb.com

6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Loeb.

7. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8. Independent Counsel. Each of the Parties acknowledge that this Agreement has been prepared on behalf of Loeb by Loeb and that Loeb is not representing, and is not acting on behalf of the Company in the preparation of this Agreement. Each Party cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

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9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Engagement Letter.

10. Jurisdiction; Waiver of Jury Trial

A. Each of the Parties irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any Party or Payee arising out of, based upon, or in any way relating to this Agreement or the transactions contemplated hereby shall be brought in the Supreme Court of the State of New York, New York County, (ii) waives, to the fullest extent he, she or it may effectively do so, any objection to the laying of venue of any such proceeding brought in such Court, any claim that any such action or proceeding brought in such Court has been brought in an inconvenient forum, and any right to seek the transfer of such action or proceeding to another Court, (iii) submits to the exclusive jurisdiction of the such Court with respect to any such suit, action or proceeding, and (iv) waives trial by jury in any such action.

B. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT, ANY BREACH OR DEFAULT, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

EUDA Health Holdings LTD.

By:	/s/ Kelvin Chen
Name:	Kelvin Chen
Title:	Chief Executive Officer

LOEB & LOEB LLP

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum
Title:	Co-Chair

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